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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-69066, 333-117245 and 333-116391 on Form S-8 of our report dated March 31, 2005 relating to the consolidated financial statements and consolidated financial statement schedule appearing in this Annual Report on Form 10-K of Phoenix Footwear Group, Inc. for the year ended January 1, 2005.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
March 31, 2005